Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of: (i) our report, dated February 8, 2005, regarding BioDelivery Sciences International, Inc. and (ii) our report, dated July 1, 2004, regarding Arius Pharmaceuticals, Inc., in each case in Amendment No. 1 to the Registration Statement on Form SB-2 and related Prospectus of BioDelivery Sciences International, Inc., dated August 31, 2005, for the registration of shares of its common stock.

/s/ Aidman Piser & Company, P.A.

Tampa, Florida

September 1, 2005